UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

GALAXY GAMING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 20, 2022, Galaxy Gaming, Inc., a Nevada corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Tice Brown (“Mr. Brown”).

Pursuant to the terms of the Cooperation Agreement, Mr. Brown has agreed to (1) irrevocably withdraw his proposed nomination of himself to the Board of Directors of the Company (the “Board”) and his proposal requesting that the Board declassify the Board by electing each director on an annual basis, with respect to the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), (2) immediately cease all solicitation efforts in connection with the 2022 Annual Meeting and (3) cause all voting securities of the Company owned beneficially by Mr. Brown and for which he has the right to direct the vote, to be cast in favor of each of the Company’s proposals and for each of the Board’s nominees for director at the 2022 Annual Meeting.

In addition, the Company has agreed to form a hiring committee consisting of two current members of the Board and one independent stockholder who has owned shares of the Company’s common stock for more than two years (the “Hiring Committee”) for the purpose of identifying and unanimously recommending to the Board a qualified candidate (the “Independent Director”) to fill the vacancy created by Mr. William Zender, who, as further described in Item 5.02 of this Current Report on Form 8-K, intends to resign as a member of the Board. The Board has agreed to promptly cause the Independent Director, subject to the satisfaction of certain qualifications and requirements as set forth in the Cooperation Agreement, to be appointed to the Board for a term expiring at the 2024 Annual Meeting of Stockholders.

The Cooperation Agreement also provides for certain “standstill” provisions that restrict Mr. Brown and his affiliates from, among other things, engaging in any solicitation of proxies or written consents with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Mr. Brown having beneficial ownership of more than 9.9% of the Company’s voting securities. The standstill provisions expire on the date that is two years after the 2022 Annual Meeting, unless the Cooperation Agreement is earlier terminated in accordance with the terms thereof. The Cooperation Agreement also provides Mr. Brown with certain Board observer rights prior to the appointment of the Independent Director.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers

On April 20, 2022, Mr. William Zender, a director on the Board, notified the Company that he will be resigning from the Board effective on or about July 1, 2022. Mr. Zender’s resignation is not due to any disagreement with the Company.

Item 7.01. Regulation FD Disclosure

On April 25, 2022, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and Mr. Zender’s decision to resign from the Board effective on or around July 1, 2022. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, as part of this report:

Exhibit Number	Description of Exhibit

10.1	Cooperation Agreement, dated April 20, 2022, by and between the Company and Tice Brown

99.1	Press Release, dated April 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2022

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer